SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

CROSSROADS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30362

(Commission File Number)

Delaware	74-2846643

(State of Other Jurisdiction of Incorporation)	(IRS Employer
Identification No.)

8300 North MoPac Expressway, Austin, Texas	78759

(Address of Principal Executive Offices)	(Zip Code)

(512) 349-0300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

Item 8.01. Other Events.

     On December 8, 2004, Crossroads Systems, Inc. issued a press release announcing that it has reached an agreement in principle to settle the consolidated securities class action litigation, In re Crossroads Systems, Inc. Securities Litigation, Master File No. A-00-CA-457-JN, pending in the U.S. District Court for the Western District of Texas, Austin Division. The agreement in principle provides that the shareholder class will receive a total payment of $4.35 million. Of that amount, the Company’s directors-and-officers insurance carriers have agreed to pay $3.35 million, and the Company will pay $1.0 million. As a result, Crossroads will take a charge to earnings in the fourth quarter of fiscal year 2004 of $1.0 million for the settlement and will report this with the earnings call scheduled for December 20, 2004.

     The settlement is subject to a number of conditions, including a definitive agreement and final court approval following completion of a fairness hearing. At this time, there can be no assurance that these conditions will be met and that the settlement of the securities class action litigation will receive final court approval.

     The December 8, 2004 press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit No.	Description
	99.1	Press Release of Crossroads Systems, Inc. dated December 8, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: December 9, 2004	By:	/s/ Rob Sims

Rob Sims
President and Chief Executive Officer